UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 11, 2018

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2018, the Board of Directors of Cleveland-Cliffs Inc. (the "Company") elected Clifford T. Smith, 59, as the Executive Vice President, Chief Operating Officer of the Company, effective January 1, 2019. Mr. Smith most recently was the Executive Vice President, Business Development of the Company, a position he held since April 2015. He previously served the Company as Executive Vice President, Seaborne Iron Ore (October 2014 - April 2015) and Executive Vice President, Global Operations (July 2013 - January 2014). Mr. Smith was a named executive officer in the Company’s proxy statement filed with the Securities and Exchange Commission on March 12, 2018. The proxy statement provides a detailed description of the material plans, contracts or arrangements in which Mr. Smith is a party or is a participant.
In connection with his service as Executive Vice President, Chief Operating Officer of the Company, Mr. Smith will be entitled to receive an increased base salary, increased target short-term annual incentive opportunity as a percentage of base salary from 80% to 120%, and increased target long-term incentive opportunity as a percentage of base salary from 175% to 250%.
A copy of the press release relating to Mr. Smith's promotion is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Cleveland-Cliffs Inc. published a news release on December 11, 2018 captioned, “Cleveland-Cliffs Inc. Appoints Clifford Smith as Chief Operating Officer”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	December 11, 2018	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary